                                                                    EXHIBIT 10.3
                               February 14, 1995



Mr. Jon F. Vein
2731 Oakhurst Avenue
Los Angeles, California 90034

Dear Mr. Vein:

     This will confirm our agreement as follows:

1.   EMPLOYMENT:

     FILM ROMAN, INC. ("Roman") hereby employs you and you ("Employee") accept employment as the Senior Vice President for Roman, to render the services hereinafter described for the period specified below. Employee shall devote his best talents, efforts and abilities in accordance with the reasonable instructions of Roman and to fully perform all services required hereunder in a timely and professional manner.

2.   TERM:

     The term of employment pursuant to this Agreement (the "Term") shall commence as of the 13th day of February, 1995 and shall continue through and including the 12th day of February, 1997.

3.   SERVICES:

     During the Term, as extended, Employee shall perform for Roman, its successors and assigns, and or its affiliates or subsidiaries, those duties, including all activities incidental thereto, customarily associated with Employee's title and job description in businesses with operations similar to that of Roman, and such other duties which are assigned to him by Phil Roman. Employee shall report directly to Phil Roman.

4.   COMPENSATION:

     a. Salary: Roman shall pay Employee as compensation for his services rendered and the rights granted to Roman hereunder a salary of Two Thousand Eight Hundred Dollars ($2,800) per week in weekly installments (unless payroll periods are subsequently modified for substantially all of Roman's employees) for the first year of the Term, and Three Thousand Eighty Dollars ($3,080) per week for the second year of the Term.

     b. Stock Options/Bonuses: Employee shall have the benefit of any stock option plan subsequently adopted for Roman's employees on the same basis (though not necessarily the same percentage) extended to other executives at the senior vice president or executive vice president level. Additionally, if Roman adopts a bonus program for top executives generally (as opposed to the Bill Schultz bonus), then Employee shall have the benefit of such bonus plan on the same basis extended to other executives at the senior vice president or executive vice president level.

5.   FRINGE BENEFITS:

     Employee shall be entitled to participate in group health, disability and life insurance plans, pension, and employee savings plans and/or such other similar benefit programs which may, from time to time, be available to employees of Roman generally, subject to (a) each plan's restrictions, eligibility, and vesting requirements from time to time in effect, and (b) to this Agreement taking precedence over any conflicting plan or policy. If possible, any waiting periods associated with health, disability and life insurance plans will be waived. If the waiting period cannot be waived for health insurance, Roman shall reimburse Employee for health insurance costs during the waiting period. During the term of this Agreement Employee shall also be entitled to (i) three
(3) weeks of paid vacation in each year, and (ii) sick leave, both in accordance with Roman's policy. Roman will reimburse Employee for California State Bar membership fees as well as, but not limited to, Los Angeles County Bar Association, American Bar Association, Beverly Hills Bar Association, International Interactive Communications Society, and Digital Bayside membership fees. Reimbursement for any other organizational membership fees shall be subject to Roman's prior approval.

6.   CAR ALLOWANCE:

     Employee shall receive a car allowance in the gross amount of Five Hundred Dollars $500.00) per month throughout the Term of the agreement (to be reported on Form 1099).

7.   EXPENSES:

     Employee is authorized to incur reasonable and necessary expenses in connection with Roman's business activities and to use a Roman credit card and phone card in conjunction with the same. Roman agrees to pay or to reimburse Employee for such expenses which are reasonably and necessarily incurred by Employee on behalf of or for the benefit of Roman upon the presentation by Employee, from time to time, of an itemized account of such expenditures, setting forth the date, the purposes for which incurred and the amounts thereof, and such other information as Roman may reasonably require, together with such receipts showing payments as Employee has been able to obtain. Without limiting the foregoing, Employee shall be entitled to reimbursement for any (in accordance with Roman policy) travel expenses (other than normal travel by car and travel to and from work), as well as phone and cellular phone expenses, which are reasonably and necessarily incurred by Employee on behalf of Roman.

8.   EXCLUSIVITY:

     Employee shall be exclusive to Roman during the Term for all legal services and otherwise related to all fields of entertainment. With respect to any other services or activities outside of entertainment, Employee may render services for third parties or on Employee's own behalf provided that at all times Employee's services hereunder shall remain on a first priority basis, and such other services will not interfere with Employee's services hereunder. Moreover, Employee shall have the right to remain involved in raising financing for motion pictures by rendering appropriate services, provided that all of Employee's services hereunder shall be at all times first priority to Roman and no such services will in any way interfere with Employee's services hereunder, it being understood that Employee shall provide Phil Roman with prior notice of any such activities. Notwithstanding the foregoing, Roman and Employee acknowledge that employee will be required to render legal services for clients of Dern & Vein for a reasonable period of time to wind up Employee's pending matters as well as to provide clients with reasonable continuity of representation and all fees generated shall be the sole property of Dern & Vein. Such representation shall be relatively frequent during the first couple of months of the Term and shall diminish substantially thereafter. Roman acknowledges that Dern & Vein shall have the right to maintain its name indefinitely, and that Employee may remain "of counsel" to Dern & Vein as long as Dixon Dern elects. Any services or activities for parties other than Roman which result in Employee's inability to perform services on behalf of Roman hereunder for a period in excess of one (1) consecutive hour shall require the prior written approval of Phil Roman.

9.   PLACE OF SERVICE:

     Employee shall (i) be available to render services at all reasonable times and places Roman or its designee may from time to time require; and (ii) comply with Roman's reasonable instructions and regulations in all matters, including artistic taste. Roman shall afford Employee with a suitable office with a computer with multimedia capabilities at Roman's premises and secretarial assistance.

10.  RIGHTS:

     (a) Employee acknowledges that Roman, as employer of Employee, shall own all right, title and interest in and to all material developed or conceived by Employee within the scope of Employee's services hereunder and the results and proceeds thereof. Roman shall have the right to use all such materials and the elements thereof and the programs in which the material is contained worldwide and in perpetuity, without limitation or restriction whatsoever; and Roman may broadcast and otherwise exhibit, use and/or exploit, in whole or in part, worldwide, in perpetuity, same in any manner and through any media, whether presently in existence or subsequently devised, as Roman may elect. Employee hereby waives the so called "moral rights" of an Author. Employee agrees and acknowledges that for purposes of Section 201 of the United States Copyright Act and for ownership purposes, Roman is the "employer for hire" of Employee and shall have all ownership rights in the material and services of Employee hereunder as the author thereof. Roman shall have no obligation to use the product of Employee's services.

     (b) Roman has the right to the use of Employee's name and likeness (as well as the right to grant to others the right to the use of Employee's name and likeness) in any manner in connection with Employee's services or the products thereof, provided that such use is not in the nature of a direct endorsement of a commercial product.

11.  TERMINATION:

     Nothing in this Agreement shall be construed to prevent Roman from terminating Employee's employment at any time with or without cause provided, however, if employment is terminated for "cause" (as hereinbelow defined) all obligations of Roman to Employee shall cease and terminate.

     For purposes of this Agreement, "Cause" shall mean:

     (a) Conviction of a criminal act; intentional malfeasance (by action or inaction); fraud, misappropriation of property, embezzlement, moral turpitude, or the like; unfair or deceptive trade practice; serious or repeated failure to comply with material policies or directives of Roman (reasonable notice of which and opportunity to cure same shall be given) or violation of any provision of this Agreement; or

     (b) If Employee becomes disabled for a period of 60 consecutive days or 90 days (in the aggregate) in any twelve (12) month period so as to preclude Employee from rendering satisfactory services to Roman (as determined by Roman); or

     (c) In the event of Employee's death.

     (d) Any other reason set forth in the Employee Handbook.

     If Employee's employment is terminated for reasons other than "cause," Employee's health benefits, car allowance and stock option plan (if any and subject to the terms of such plan) would remain in effect for until the expiration of the Term, and Roman shall pay Employee, in full and final settlement of all its obligations to Employee hereunder, monthly for the unexpired term of the Term, the difference between Employee's gross income derived from employment other than with Roman and the appropriate salary rate payable to him pursuant to Paragraph 4.

     Employee shall have the right, but not the obligation, to terminate this agreement if Phil Roman does not preside over Roman.

12.  PRESS ANNOUNCEMENT:

     Roman and Dern & Vein shall issue a joint press announcement announcing Employee's employment by Roman, which announcement will be subject to Dixon Dern's prior, reasonable approval.

13.  EMPLOYEE HANDBOOK:

     All the terms and conditions of the Employee Handbook, to the extent not inconsistent herewith, are incorporated herein. Employee hereby acknowledges receipt of the Employee Handbook.

14.  COVENANT NOT TO COMPETE:

     Employee further agrees for a period of nine (9) months following his last day of employment with Roman, not to offer directly or indirectly employment to any employee of Roman or to induce in any way any such employee to leave the employment of Roman.

15.  CONFIDENTIALITY:

     Employee acknowledges, covenants and agrees that he will not at any time (except as required in the course of his employment with Roman), communicate or divulge to, or use for the benefit of Employee or any other person, firm, association, or corporation, without the consent of Roman, any trade secrets, secret data, or other confidential matters possessed, owned or used by Roman that may be communicated to, acquired by, or learned by Employee, in the course of, or as a result of, his employment with Roman. All records, files, documents, memoranda, reports, drawings, plans, sketches, and the like, relating to the business of Roman and which Employee may use or prepare or come into contact with during the Term, shall be and remain the sole property of Roman.

16.  FEDERAL COMMUNICATIONS ACT:

     (a) Employee affirms that neither he nor anyone acting for him gave or agreed to give to any representative of Roman or anyone associated in any manner with Roman or any representative of any licensee or network any portion of Employee's compensation for services rendered hereunder or anything else of value. Employee understands that Roman's policy prohibits payments of the above nature and that failure to disclose to Roman any such arrangement constitutes a federal crime.

     (b) Employee is aware that it is a federal offense, unless disclosed to Roman prior to broadcast of the results of Employee's services, for Employee to accept or agree to accept anything of value, other than Employee's regular compensation for services rendered hereunder for promoting any product, service or venture on the air.

     (c) Employee shall notify Roman immediately if any person attempts to induce Employee to do anything in violation of the foregoing.

17.  FORCE MAJEURE:

     If Roman is unable to conduct its business, or a substantial portion thereof, by virtue of governmental regulation or order, or by strike or war (declared or undeclared), or other calamity such as fire, earthquake, hurricane or similar acts of God, or because of other similar or dissimilar causes beyond the control of Roman (all of which events are hereinafter sometimes referred to as "Force Majeure"), Roman shall, in the event any such event continues for longer than fourteen (14) consecutive days, have the right to suspend the operation of this Agreement for the duration of such Force Majeure upon notices to Employee and, at Roman's election, to add a period equal to such suspension to the term hereof; provided, however, that if Roman exercises its right to suspend the operation of this Agreement by reason of Force Majeure, as provided herein, and if such suspension continues for a period in excess of twenty-one (21) consecutive days, Employee shall have the right at any time thereafter, during such suspension, to terminate this Agreement by written notice to Roman, such termination to take effect on the seventh (7th) day following delivery to Roman of the aforesaid notice by Employee, unless prior to such time Roman has delivered to Employee notice, as provided above, that the suspension has ended or the impediments on Roman's business by reason of Force Majeure have ceased. Roman shall be entitled to invoke this Paragraph only once for each particular set of circumstances which may have created a situation of Force Majeure as defined herein, and only if and to the extent all other top management at Roman is also suspended by virtue of the same event of Force Majeure.

18.  WARRANTIES:

     Employee warrants that he is free to enter into this Agreement and will not do or permit any act which will interfere with or derogate from the full performance of his services or Roman's exercise of the rights herein granted. Employee warrants that any material supplied by him hereunder shall be his original creation (except for material in the public domain and/or supplied to him by Roman) and, to the best of Employee's knowledge, will not violate the rights of any kind of any person.

19.  INDEMNITY:

     Employee shall hold Roman, its licensees and assigns, and the directors, officers, employees and agents of the foregoing, harmless from all claims, liabilities, damages, costs and legal fees arising from any breach by Employee of any warranty or agreement made by Employee hereunder. Roman will hold Employee harmless from all claims, liabilities, damages, costs and legal fees arising from any claim which arises in connection with Employee's employment hereunder except claims arising with respect to any breach by Employee of any warranty or agreement made hereunder. The party receiving notice of any claim or action subject to indemnity hereunder shall promptly notify the other party. This indemnity shall survive any termination or expiration of this Agreement.

20.  REMEDIES:

     Employee's services and rights herein granted are unique in character and value such that the loss thereof could not be reasonably compensable in damages in an action at law. Accordingly, Roman shall be entitled to seek equitable relief by way of injunction or otherwise to prevent the breach or continued breach of this Agreement as well as monetary damages. The sole right of Employee as to any breach or alleged breach hereof by Roman shall be the recovery of money damages, and the rights herein granted by Employee shall not be terminated by reason of such breach. The waiver by either party of any breach hereof shall not be deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

21.  ASSIGNMENT:

     Roman shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any person, firm or corporation acquiring substantially all of the business or assets of Roman, provided that such entity is financially responsible and that it assumes all of Roman's obligations hereunder and provided Phil Roman presides over Roman. Employee agrees that this Agreement is personal to him and any assignment by him shall be null and void.

22.  MISCELLANEOUS:

     (a) Any notice required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, with return receipt requested, if to Roman, to its then principal office, attention of Phil Roman, President, and if to Employee, at his address above appearing, or at such other address as Employee may otherwise designate.

     (b) This Agreement constitutes the entire understanding of the parties and replaces and supersedes as of the date hereof any and all prior agreements and understandings whether oral or written between the parties hereto. No change, modification, waiver or discharge of any or all of the terms and provisions of this Agreement shall be effective unless made in writing and executed by both of the parties hereto.

     (c) No waiver by either party hereto of any breach of any term or condition of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or condition. The remedies herein provided shall be deemed cumulative and the exercise of one remedy shall not preclude the exercise of any other remedy for the same event of default, nor shall the specifications of remedies herein exclude any rights or remedies at law or in equity which may be available including any rights to damages or injunctive relief.

     (d) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     (e) Paragraph headings shall not be of any force or effect whatsoever in the interpretation of this Agreement and shall be deemed inserted and used solely for the convenience of the parties.

     (f) Each party shall make, execute and deliver such other instruments or documents as may be reasonably required in order to effectuate the purpose of this Agreement.

     (g) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

     (h) In the event any provision of this Agreement is held to be illegal or unenforceable by reason of law, this Agreement shall remain in full force and effect, except that such provision shall be deemed modified and/or deleted, as may be appropriate, in order to achieve compliance with law.

     (i) This Agreement shall be construed and interpreted in accordance with the laws of the State of California applicable to contracts to be performed fully within such state, and this transaction is made within the State of California.

     (j) This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.

FILM ROMAN, INC.



By:       /s/  Phil Roman
    ---------------------------

Dated:        2-17-95
       ------------------------


       /s/  Jon F. Vein
- -------------------------------
JON F. VEIN


Dated:         2-17-95
       ------------------------